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                                                             Exhibit 99.B(a)(11)

                                  ING GET FUND

                CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST

     The undersigned being all of the Trustees of ING GET Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Section 11.2 of the Trust's Amended and Restated Declaration of Trust dated March 1, 2002, as amended (the "Declaration of Trust"), hereby abolish the following series of the Trust and the establishment and designation thereof effective MARCH 16, 2005: ING GET Fund
- Series H.

     IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 15th day of December, 2004.


/s/ Albert E. Deprince, Jr.                /s/ Thomas J. Mcinerny
-----------------------------------------  ------------------------------------
Dr. Albert E. DePrince, Jr.                Thomas J. McInerney
as Trustee and not individually            as Trustee and not individually


/s/ Maria Teresa Fighetti                  /s/ Corine T. Norgaard
----------------------------------------   ------------------------------------
Maria Teresa Fighetti                      Dr. Corine T. Norgaard
as Trustee and not individually            as Trustee and not individually


/s/ J. Scott Fox                           /s/ Joseph E. Obermeyer
----------------------------------------   ------------------------------------
J. Scott Fox                               Joseph E. Obermeyer
as Trustee and not individually            as Trustee and not individually


/s/ Sidney Koch                            /s/ Edward T. O'Dell
----------------------------------------   ------------------------------------
Sidney Koch                                Edward T. O'Dell
as Trustee and not individually            as Trustee and not individually